EXHIBIT 10.11
                                                  1996 FORM 10-K



                    TENTH AMENDMENT TO CREDIT AGREEMENT


          THIS TENTH AMENDMENT TO CREDIT AGREEMENT, dated as of May 20, 1996, amends and supplements the Credit Agreement dated as of December 14, 1994, as amended (the "Credit Agreement"), between Bucyrus-Erie Company (the "Company") and Bank One, Milwaukee, National Association (the "Bank").

                                  RECITAL

          The Company and the Bank desire to amend and supplement the Credit Agreement as provided below.

                                AGREEMENTS

          In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Company and the Bank agree as follows:

     1. Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the fulfillment of the conditions set forth in section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this Tenth Amendment to Credit Agreement.

     2. Amendment to Credit Agreement. Section 2.16(b)(v) of the Credit Agreement is created to read as follows:

               (v) Project Financing Loan No. 5. The Bank agrees to make advances, subject to the terms and conditions set forth in this Agreement, to the Company to finance the construction of three Model 49R111 Drills and related equipment and accessories ("Project No. 5") to be sold by the Company to Iscor Limited pursuant to Contract No. 3219/71 (the "Iscor Contract") dated March 6, 1996 as follows:

                    (a)  Maximum Loan Amount:  $4,500,000.

                    (b) Limitations on Advances: The total unpaid principal amount of Project Financing Loan No. 5 shall not at any time exceed the lesser of the Maximum Loan Amount or the sum of (i) 75% of the cost (determined in accordance with GAAP in a manner consistent with the Company's historical accounting practices) of the work-in-process and finished goods inventory comprising Project No. 5 plus (ii) 80% of the "Eligible Iscor Receivables".

                         "Eligible Iscor Receivables" means the aggregate amount (after deducting all down payments and retainage amounts) owed by Iscor Limited to the Company which arose out of the sale of goods comprising Project No. 5 and which have been shipped by the Company in accordance with the applicable provisions of the Iscor Contract on sale terms of open account not to exceed 180 days from invoice date shipment.

                    (c) Maturity Date: The aggregate principal amount of Project Loan No. 5 and all accrued interest shall be due upon the first to occur of (a) the receipt by the Company of the final payment (excluding retention amounts) for the third drill or (b) October 31, 1996.

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                    (d)  Interest Rate:  Reference Rate or the Adjusted
     Libor Rate with the Applicable Libor Margin being 1.25%; only one month Interest Periods may be selected for Libor Rate Loans comprising Project Loan No. 5.

                    (e) Interest Payment Dates: Last Business Day of each month and the Maturity Date.

                    (f)  Project Financing Reserve:  0% of the Maximum Loan
     Amount.

                    (g) Facility Fee: $38,750 (which includes $33,750 to be paid by the Bank to the Export-Import Bank of the United States ("Ex-Im Bank")).

                    (h) Reporting: The Company shall submit to the Bank a written progress report on the status of work completed on the Iscor Contract on a monthly basis until the completion of the Iscor Contract.

     3. Conditions for Effectiveness. This Tenth Amendment shall be effective upon its execution and delivery by the Company and the Bank and the receipt by the Bank of:

          (a)  Project Financing Note No. 5, duly executed by the Company;

          (b) The satisfaction of all conditions in the Loan Authorization Agreement between the Bank and the Ex-Im Bank relating to Project Loan No. 5;

          (c)  the $38,750 facility fee, and

          (d) such other documents as the Bank may reasonably request relating to this Tenth Amendment.

     4. Representations and Warranties. The Company represents and warrants to the Bank that:

          (a) The execution and delivery of this Tenth Amendment and Project Financing Note No. 5 are within the Company's corporate power and corporate authority, have been duly authorized by all necessary corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity.

          (b) The representations and warranties set forth in section 3 of the Credit Agreement are true and correct in all material respects as of the date of this Tenth Amendment and no Default or Event of Default has occurred and is continuing.

     5. Costs and Expenses. The Company agrees to pay all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Bank in connection with the execution and delivery of this Tenth Amendment and the consummation of the transactions contemplated hereby.

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      6.   Full Force and Effect.  The Company and the Bank confirm that the
Credit Agreement, as amended hereby, remains in full force and effect.

                              BANK ONE, MILWAUKEE,
                                NATIONAL ASSOCIATION

                              BY  /s/William E. Shaw
                                    Its Vice President


                              BUCYRUS-ERIE COMPANY

                              BY  /s/James D. Annand
                                    Its Interim CFO